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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund, Insured Series 402, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-67785 of our report dated January 28, 1999 relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series 402, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 28, 1999